Exhibit 10.23
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
2006 ANNUAL PERFORMANCE BONUS PLAN
1. PURPOSE
     The purpose of the Plan is to attract, retain and motivate key employees by providing performance awards to designated key employees of the Company or its Subsidiaries.
2. DEFINITIONS
     Unless the context otherwise requires, the words that follow shall have the following meanings:
     (a) “Award” shall mean a performance award under the Plan.
     (b) “Board” shall mean the Board of Directors of the Company.
     (c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.
     (d) “Company” shall mean Town Sports International Holdings, Inc. and any successor by merger, consolidation or otherwise.
     (e) “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board that is appointed by the Board to administer the Plan that complies with Section 162(m) of the Code.
     (f) “Common Stock” means the common stock, $0.001 par value per share, of the Company.
     (g) “Effective Date” shall mean the date the Plan is approved by the Board.
     (h) “Participant” shall mean an executive employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with the Plan.
     (i) “Performance Period” shall mean each fiscal year of the Company or such other period (as specified by the Committee) over which performance is to be measured, provided, however, the initial Performance Period under this Plan shall be the Effective Date and ending December 31, 2006 (the “Initial Performance Period”).
     (j) “Plan” shall mean the Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan.
     (k) “Registration Date” shall mean the first date on which any class of common equity securities of the Company is required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended.

     (l) “Section 162(m)” shall mean the exception for performance based compensation under Section 162(m) of the Code (or any successor section) and the Treasury regulations promulgated thereunder.
     (m) “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
3. ADMINISTRATION AND INTERPRETATION OF THE PLAN
     (a) The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to make all determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect. The Committee may, in its discretion, delegate its authority and responsibility under the Plan to the extent permitted by applicable law, provided that the Committee may not delegate authority or responsibility with respect to individuals subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
     (b) All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.
4. ELIGIBILITY AND PARTICIPATION
     (a) For each Performance Period, the Committee shall select, in its discretion, the employees of the Company or its Subsidiaries who are to participate in the Plan.
     (b) No person shall be entitled to any Award for a Performance Period unless the individual is designated as a Participant for the Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, provided that once a person is designated as a Participant for a Performance Period such person shall not be removed as a Participant during such Performance Period.
5. PERFORMANCE AWARD PROGRAM
     5.1 PERFORMANCE AWARDS. Subject to the satisfaction of any conditions on payment imposed by the Committee, each Participant shall be eligible to receive an Award based on the attainment of the performance goals described on Exhibit A, attached hereto, during a specified Performance Period as determined by the Committee in its sole discretion.
     5.2 SECTION 162(m) OF THE CODE. The Plan has been adopted by the Board prior to the occurrence of a Registration Date. The Plan is intended to constitute a plan described in Treasury Regulation Section 1.162-27(f)(1), pursuant to which the deduction limits under Section 162(m) of the Code do not apply during the applicable reliance period.
     5.3 PAYMENT DATE. Awards may be paid at such time(s) as determined by the Committee but in all events except as provided in the next sentence, shall be paid not later than the later of: (i) March 15 after the end of the applicable year; or (ii) two and one-half (2 1/2) months after the expiration of the fiscal year in which the Performance Period with respect to which they are earned ends. The Committee may defer payment of all or any portion of any Awards with such conditions as the Committee may determine and may permit a Participant electively to defer receipt of all or a portion of an Award. Unless otherwise determined by the Committee in its sole discretion, no Award or pro rata portion thereof shall be payable to any individual whose employment with the Company or its Subsidiaries has ceased prior to the date such Award is paid.
     5.4 FORM OF PAYMENT. In the sole discretion of the Committee, Awards may be paid in whole or in part in cash, Common Stock or other property, provided that any Common Stock shall be issued under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan as an “other stock-based award” (or another plan maintained by the Company that was approved by stockholders) or under another arrangement that is permitted under applicable stock exchange or listing rules.
6. NON-ASSIGNABILITY
     No Award or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.
7. NO RIGHT TO EMPLOYMENT
     Nothing in the Plan or in any notice of an Award shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate the employment of any Participant.
8. AMENDMENT OR TERMINATION
     The Board (or a duly authorized committee thereof) reserves the right to amend, suspend or terminate the Plan at any time, provided that no amendment, suspension or termination may adversely affect the rights of any Participant with regard to an Award for a current or prior Performance Period.
9. EFFECTIVE DATE AND TERM OF PLAN
     The Board approved the Plan effective as of May ___, 2006.
     No Award may be paid under this Plan after the expiration of the reliance period under Treasury Regulation Section 1.162-27(f)(1), which is the earlier of: (i) first meeting of stockholders at which directors are to be elected that occurs after December 31, 2010; or (ii) the date the Plan is materially amended for purposes of Treasury Regulation Section 1.162-27(h)(1)(iii).

10. SEVERABILITY
     In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.
11. WITHHOLDING
     The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have under law to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.
12. GOVERNING LAW
     The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).
13. SECTION 409A OF THE CODE
     The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

EXHIBIT A
Performance Goals
     The performance goals shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in the following criteria or such other criteria determined by the Committee: (i) earnings per share; (ii) operating income; (iii) net income; (iv) cash flow; (v) gross profit; (vi) gross profit return on investment; (vii) gross margin return on investment; (viii) gross margin; (ix) working capital; (x) earnings before interest and taxes; (xi) earnings before interest, tax, depreciation and amortization; (xii) return on equity; (xiii) return on assets; (xiv) return on capital; (xv) return on invested capital; (xvi) net revenues; (xvii) gross revenues; (xviii) revenue growth; (xix) total shareholder return; (xx) economic value added; (xxi) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; (xxii) the fair market value of the shares of the Company’s Common Stock; (xxiii) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or (xxiv) reduction in expenses.
     The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence which the Committee determines should be appropriately excluded or adjusted, including: (A) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, (B) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (C) a change in tax law or accounting standards required by generally accepted accounting principles. Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.
     In addition, performance goals may be based upon the attainment of specified goals attained by, or with respect to, the Company, or any subsidiary, division or other operational unit or business segment of the Company, or based upon performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (x) designate additional business criteria on which the performance goals may be based or (y) adjust, modify or amend the aforementioned business criteria.

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